UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sonim Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Sonim Technologies to be acquired by Social Mobile

Transaction Valued at $20 Million

Acquisition enhances Social Mobile’s enterprise solutions while expanding its sellable addressable market, creating valuable new revenue opportunities within carrier channels

Transaction expected to close during Q4 2025, subject to closing conditions

San Diego, CA and Hollywood, FL — July 18, 2025 — Sonim Technologies, Inc. (NASDAQ: SONM) (the “Company”) and Social Mobile today announced that they have entered into a definitive agreement under which Social Mobile will acquire the assets and substantially all current liabilities of Sonim Technologies at $20 million including a $5 million potential earn-out in an all-cash transaction.

This acquisition aligns with Social Mobile’s strategy to expand its footprint in the purpose-built enterprise mobility market. Sonim’s expertise in mission-critical mobile solutions complements Social Mobile’s custom enterprise mobility offerings, creating a powerful synergy to deliver innovative, secure, and scalable solutions for customers worldwide.

The agreement is approved by Sonim’s Board of Directors. The transaction is expected to close in Q4 2025, subject to customary closing conditions, including shareholder and regulatory approvals.

Robert Morcos, CEO of Social Mobile said – “We are thrilled about the synergies this acquisition creates and the potential it unlocks for both organizations. By combining Social Mobile’s resources and expertise with Sonim’s strong foundation, we are well-positioned to grow the brand and deliver even greater value to Sonim’s customers. Together, we will expand product portfolios, enhance service capabilities, and drive innovation to meet the evolving needs of our customers and stakeholders.”

Mike Mulica, Chair of the Board of Directors and Special Committee at Sonim said – “This acquisition of Sonim’s assets by Social Mobile represents a pivotal step in returning value to our shareholders while ensuring the long-term success of Sonim. Social Mobile’s strong and favorable reputation among our carrier customers, combined with their proven expertise in enterprise mobility, was a key factor in our decision to move forward with this transaction. Their commitment to supporting and growing the Sonim brand, along with the synergies between our organizations, will enhance our ability to serve customers and create meaningful opportunities for all stakeholders involved.”

Confidential. Proprietary information that may not be used or disclosed outside of Social Mobile and its affiliates except pursuant to a written agreement. Copyright © Social Mobile. All rights reserved.

Roth Capital is serving as financial advisor and Venable, LLC is serving as legal counsel to Sonim Technologies, Inc. Blank Rome, LLP is serving as legal counsel to Social Mobile.

For more information, visit https://www.sonimtech.com/about/news/socialmobile and https://www.socialmobile.com/sonim

About Sonim Technologies

Sonim Technologies is a leading U.S. provider of rugged mobile solutions, including phones, wireless internet data devices, accessories and software designed to provide extra protection for users that demand more durability in their work and everyday lives. Trusted by first responders, government, and Fortune 500 customers since 1999, we currently sell our ruggedized mobility solutions through tier one wireless carriers and distributors in North America, EMEA, and Australia/New Zealand. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

About Social Mobile

Social Mobile® is the leading provider of enterprise mobility solutions. We are an IoT design firm that specializes in developing custom devices for the world’s biggest companies in all industries, including healthcare, transportation, retail, and defense. As one of Google’s validated Android Enterprise Gold partners, we handle every aspect of our clients’ mobility needs—from design and deployment to managed services.

With direct partnerships and key suppliers around the world, we’ve distributed more than 15 million devices globally — on-time and on-budget, every time. We provide full supply-chain visibility, guaranteeing product availability while streamlining operations and lowering the total cost of ownership.

Founded in 2011 by current CEO Robert Morcos, Social Mobile maintains offices, warehouses, and facilities around the world, in addition to its head office in Hollywood, Florida. To learn more about Social Mobile, visit: www.socialmobile.com or follow us on LinkedIn, X, and YouTube.

Confidential. Proprietary information that may not be used or disclosed outside of Social Mobile and its affiliates except pursuant to a written agreement. Copyright © Social Mobile. All rights reserved.

Media Contacts

Anette Gaven

Sonim Technologies

P: 1-619-993-3058

pr@sonimtech.com

Christian Paul

Social Mobile

marketing@socialmobile.com

Important Information and Where to Find It

This press release may be considered to be a soliciting material in connection with the 2025 Annual Meeting of Stockholders. Sonim has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for the 2025 Annual Meeting of Stockholders.

Sonim’s stockholders are strongly encouraged to read Sonim’s definitive proxy statement (including any amendments or supplements thereto) and any other documents to be filed with the SEC carefully and in their entirety when they become available because they will contain important information.

Stockholders may obtain a free copy of the definitive proxy statement, any amendments or supplements to the proxy statement, and other documents that Sonim files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge on Sonim’s website at https://ir.sonimtech.com/sec-filings/all-sec-filings.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Sonim. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Sonim plans to file with the SEC a proxy statement (the “Proxy Statement”) relating to a special meeting of its stockholders and may file other documents with the SEC relating to the proposed transaction, including a prospectus. This communication is not a substitute for the Proxy Statement or any other document that Sonim may file with the SEC or send to its stockholders in connection with the proposed transaction. Before making any voting decision, stockholders of Sonim are urged to read the Proxy Statement in its entirety when it becomes available and any other relevant documents filed or to be filed with the SEC and any amendments or supplements thereto and any documents incorporated by reference therein, because they will contain important information about the proposed transaction and the parties to the proposed Transaction. Any vote in respect of resolutions to be proposed at a stockholder meeting of Sonim to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Investors and security holders will be able to obtain the Proxy Statement and other documents Sonim files with the SEC (when available) free of charge at the SEC’s website (http://www.sec.gov) or at Sonim’s investor relations website (https:// https://ir.sonimtech.com/) or by e-mailing Sonim to ir@sonimtech.com.

Confidential. Proprietary information that may not be used or disclosed outside of Social Mobile and its affiliates except pursuant to a written agreement. Copyright © Social Mobile. All rights reserved.

Participants in the Solicitation

Sonim and its respective directors, executive officers, and other members of their management and employees, including Peter Liu (Chief Executive Officer and a director), Clay Crolius (Chief Financial Officer), and Sonim’s directors-James Cassano, Mike Mulica, Jack Steenstra, and Jeffrey Wang-under SEC rules, may be deemed to be participants in the solicitation of proxies of Sonim’s stockholders in connection with the proposed Transaction.

Stockholders may obtain more detailed information regarding Sonim’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Directors, Executive Officers, and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” of Sonim’s definitive proxy statement for the 2025 Annual Meeting filed with the SEC on June 18, 2025.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the proposed Transaction, if and when they become available. These documents will be available free of charge as described above.

Forward-Looking statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the anticipated effects of the proposed transaction and the strategy of Sonim in connection with strategic alternatives, the anticipated terms of the proposed transaction, potential benefits of the proposed transaction to Sonim’s stockholders, and anticipated difficulties in connection with certain aspects of Orbic’s offer. These forward-looking statements are based on Sonim’s current expectations, estimates and projections, and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “poised,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the ability of Sonim to meet expectations regarding the timing and completion of the proposed transaction; the possibility that the LOI will not result in the definitive agreement; the possibility that the conditions to the closing of the proposed transaction are not satisfied, including the risk that the required approvals are not obtained, the Sonim Legacy Business Sale does not close, and that Sonim’s stockholders do not approve the proposed transaction; the challenges of maintaining Nasdaq listing and the potential necessity to implement a reverse stock-split in order to remain listed on Nasdaq; the occurrence of any event, change or other circumstances that could result in the definitive agreement (if ever executed) being terminated or the proposed transaction not being completed on the terms reflected in the definitive agreement, or at all; potential litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have adverse effects on the market price of Sonim’s common stock; the risk that the current board of directors of Sonim loses the proxy contest and the new directors’ slate determines to terminate the proposed transaction (whether at the state of LOI or definitive agreement); the effect of the announcement of the proposed transaction on the ability of Sonim to retain key personnel and maintain relationships with customers and business partners; the risk of unexpected costs or expenses resulting from the proposed transaction and the LOI; and other risks and uncertainties, including those described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Confidential. Proprietary information that may not be used or disclosed outside of Social Mobile and its affiliates except pursuant to a written agreement. Copyright © Social Mobile. All rights reserved.